                                                                  EXHIBIT 10.25

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 16th day of November 2001, by and between BERNHARD FRITSCH (the "Consultant") and MCY MUSIC WORLD, INC. (the "Client"), a Delaware corporation.

         WHEREAS, the Consultant is willing and capable of providing various consulting services, hereinafter defined, for and on behalf of the Client; and

         WHEREAS, the Client desires to retain the Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.

         2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to Client and representatives and agents of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

         3. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue until November 30, 2003, unless terminated earlier pursuant to the provisions herein. The Term of this Agreement may be extended as mutually agreed by the parties.

         4. Compensation. In full consideration of the services to be provided for the Client by the Consultant, as fully set forth in Exhibit A, the Client agrees to compensate Consultant in the manner set forth on Exhibit B.

         5. Expenses. The Client shall promptly and in no event later than ten days after presentation of an itemized account of such expenditures on an expense report by the Consultant reimburse the Consultant for all reasonable and necessary expenses incurred while performing services for the Client, and for all funds advanced on behalf of the Consultant. Reimbursement of any expenses by the Client are in addition to any expenses incurred by the Consultant on the Corporate American Express Card in accordance with Exhibit B attached hereto.

         6. Termination.

                  (a) This Agreement shall terminate should Closing of the Agreement and Plan of Reorganization dated this date by and among MCY.com, Inc., Carter Hill Venture ("Carter Hill"), and certain shareholders of Carter Hill, should Closing not occur, as "Closing" is defined therein.

                  (b) This Agreement may be terminated at any time by mutual written agreement of the parties hereto.

                  (c) This Agreement shall terminate upon the dissolution, bankruptcy or insolvency of either party.

                  (d) A party shall have the right and discretion to terminate this Agreement should the other party violate any law, ordinance, permit or regulation of any governmental entity which has a material adverse effect on such party's ability to perform under this Agreement.

                  (e) A party shall have the right and discretion to terminate this Agreement should the other party fail to cure, within 15 days after receipt of notice from such non-breaching party, any of the following:

                      (i)      Any breach of duty or habitual neglect of duty;

                      (ii)     Any material breach of the obligations in Section
                               7; or

                      (iii) Any material acts or events which inhibit either party from fully performing its responsibilities under this Agreement in good faith.

         7. Confidentiality. The Consultant recognizes and acknowledges that he has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the Term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or his affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

         8. Performance of Services by Consultant. The Consultant shall be free to perform services for other persons.

         9. Disclaimer of Responsibility for Acts of the Client. The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to the Client in the form of services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client or its affiliates, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.

         10. Indemnity. The Client shall protect, defend, indemnify and hold Consultant and his assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from or relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Client herein; or (c) negligent actions or omissions of the Client or any employee or agent of the Client, or any reckless or willful misconduct, occurring during the Term hereof with respect to any of the decisions made by the Client.

         11. Notices. Any notices required or permitted to be given under this Agreement shall be ufficient if in writing and delivered or sent by registered or certified mail or overnight courier to the principal office of each party.

         12. Waiver or Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

         13. Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto consent to the jurisdiction of the Southern District of New York or the courts of the State of New York with respect to all disputes arising out of this Agreement..

         15. Severability and Enforceability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         16. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

         17. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

         18. Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         19. Voiding Provision. This Agreement shall become null and void and of no force or effect if the closing of Company's acquisition of Carter Hill does not occur.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                      MCY MUSIC WORLD, INC.,  A DELAWARE
                                      CORPORATION


/s/ Bernhard Fritsch                  By:  /s/ C. L. HARPER
--------------------                     --------------------------------
Bernhard Fritsch
                                      Its:  President

                                    EXHIBIT A


THE CONSULTANT AGREES TO PROVIDE THE FOLLOWING SERVICES TO THE CLIENT:

The Consultant shall provide services to the Client as an independent management consultant for the Client. The Consultant shall perform the following duties:

(1) Consultant shall make himself available at his convenience in his sole discretion to consult with the board of directors, officers, employees and representatives and agents of the Client at reasonable times, concerning matters pertaining to the overall business and financial operations of the Client; and

(2) perform such other services to the Client as mutually agreed upon by the Client and the Consultant.













BERNHARD FRITSCH                          MCY MUSIC WORLD, INC., A DELAWARE
                                            CORPORATION


/s/ Bernhard Fritsch                      By:  /s/ C. L. HARPER
--------------------                         --------------------------------
Bernhard Fritsch

                                          Its: President
                                             --------------------------------



                                                                       Exhibit A

                                    EXHIBIT B
FOR ALL SERVICES TO BE RENDERED BY THE CONSULTANT UNDER THIS AGREEMENT, THE CLIENT AGREES TO COMPENSATE THE CONSULTANT AS FOLLOWS:


         A. The Client shall pay to the Consultant a retainer fee of $8,350 per month for the Term for all services to be provided hereunder.

         B. The Client shall continue to provide to the Consultant that certain corporate American Express credit card in the name of Consultant for a period of six (6) months after the date of the execution of this Agreement, and the Consultant shall be entitled to reimbursement for charges to such credit card at a rate of up to Three Thousand Dollars ($3,000) per month. At the end of six months after the date of the execution of this Agreement, the Client agrees to keep the American Express credit card in the name of the Consultant but the Consultant alone would be responsible for any charges.

         C. The Consultant shall have the right to continue to use that certain BMW 750iL automobile currently under lease by the Client until October 27, 2002 (the expiration of the current lease, which has been paid in full), and the right to purchase the vehicle at the expiration of the lease. The Consultant shall be responsible for all maintenance costs.









BERNHARD FRITSCH                        MCY MUSIC WORLD, INC., A DELAWARE
                                          CORPORATION


 /s/ Bernhard Fritsch                   By:   /s/ C.L. HARPER
--------------------                         --------------------------------
Bernhard Fritsch

                                        Its:  President
                                             --------------------------------


                                                                      Exhibit B